UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 29, 2010

ATMEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2325 Orchard Parkway
San Jose, CA 95131
(Address of principal executive offices, including zip code)
(408) 441-0311
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Settlement of Certain Litigation
On December 18, 2009, the U.S. District Court for the Northern District of California (the “Court”) preliminarily approved an agreement to settle previously disclosed litigation related to Atmel’s historical practices regarding the timing of stock option grants (the “Settlement Agreement”). The Court ordered Atmel to provide notice regarding the Settlement Agreement on January 29, 2010. The terms of the Settlement Agreement are set forth in the attached Exhibit 99.1, and are subject to the approval of the Court.
In connection with the settlement proposed in the Settlement Agreement, Atmel is attaching the exhibits listed in Item 9.01 below to this Form 8-K.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1	Settlement Agreement

99.2	Notice of Proposed Settlement

99.3	Press release, dated as of January 29, 2010, entitled “Court Preliminarily Approves Partial Settlement of In re Atmel Corporation Derivative Litigation”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atmel Corporation
Date: January 29, 2010	By:	/s/ Patrick G. Reutens
Patrick G. Reutens
Senior Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Settlement Agreement

99.2	Notice of Proposed Settlement

99.3	Press release, dated as of January 29, 2010, entitled “Court Preliminarily Approves Partial Settlement of In re Atmel Corporation Derivative Litigation”

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